EXHIBIT 23.10

Consent of Ernst & Young LLP

Independent Auditors

Dated September 27, 2007

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 14, 2007, except for Note 9 for which the date is February 27, 2007, with respect to the combined consolidated financial statements of the EAGL Golf Course Properties Sold to CNL Income Properties, Inc. included in this Registration Statement on Form S-11 for the registration of 200,000,000 shares of common stock and related prospectus of CNL Income Properties, Inc.

/s/ Ernst & Young LLP

Dallas, Texas

September 27, 2007